UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009 (January 1, 2009)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 6, 2008, Nationwide Financial Services, Inc. (NFS) entered into a merger agreement with Nationwide Corporation, Nationwide Mutual Insurance Company and NWM Merger Sub, Inc. pursuant to which Nationwide Mutual Insurance Company would purchase all of the NFS Class A common stock it did not already own for $52.25 per share. At a special meeting on December 31, 2008, the NFS shareholders approved the merger of NWM Merger Sub, Inc. with and into NFS, with NFS as the surviving entity, and on January 1, 2009, pursuant to the merger agreement, the merger was completed.

In connection with the completion of the merger, NFS notified the New York Stock Exchange (NYSE) that on January 1, 2009, each share of NFS Class A common stock outstanding immediately prior to the effective time of the merger was cancelled and converted into the right to receive $52.25, without interest. Trading in NFS’ Class A common stock was suspended at the close of the market on December 31, 2008. NFS will request that its Class A common stock be delisted from the NYSE and NFS will file a Form 15 to deregister its stock under the Exchange Act as soon as practicable.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the merger agreement, the members of the NFS board of directors resigned from the board effective January 1, 2009. At that time, Harry H. Hallowell and Lawrence A. Hilsheimer, who were the members of the board of directors of NWM Merger Sub, Inc., became the directors of NFS.

Immediately following the closing of the merger, Harry H. Hallowell resigned from the board of directors of NFS, effective immediately. Following Mr. Hallowell’s resignation, the remaining director of NFS approved an increase in the number of NFS board of directors from two to three and elected Mark R. Thresher and Timothy G. Frommeyer to these two director vacancies.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Pursuant to the merger agreement, the certificate of incorporation and bylaws of NFS were amended and restated at the effective time of the merger. The most significant changes to the certificate of incorporation involved removal of provisions related to the Class A and Class B common stock. The most significant changes to the bylaws removed provisions relating to voting by another corporation, the appointment of inspectors of elections and advance notice of shareholder proposals and shareholder nominations of directors. The amended certificate of incorporation and amended bylaws of NFS are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 – Other Events

A special meeting of the NFS shareholders was held on December 31, 2008 at which the shareholders of NFS approved the merger agreement.

Item 9.01 – Exhibits

Exhibit 3.1 – Amended Certificate of Incorporation of NFS, dated January 1, 2009

Exhibit 3.2 – Amended Bylaws of NFS, dated January 1, 2009

Exhibit 99.1 – Press release dated January 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: January 2, 2009	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer